UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF CALIFORNIA

IN RE RYVYL INC. DERIVATIVE LITIGATION, THIS DOCUMENT RELATES TO: ALL ACTIONS	Case No.: 3:23-cv-1165-GPC-SBC **ORDER:** **(1) GRANTING PROVISIONAL APPROVAL OF DERIVATIVE ACTION SETTLEMENT;** **(2) CONDITIONALLY APPROVING THE PROPOSED FORM AND MANNER OF NOTICE; AND** **(3) SETTING DATE FOR FINAL SETTLEMENT HEARING** **[ECF No. 19]**

Before the Court is the Parties' Joint Motion for Preliminary Approval of the Parties' Derivative Settlement Agreement. ECF No. 19. For the reasons detailed below, the Court **GRANTS** preliminary approval of the Parties' settlement of this derivative action and conditionally approves the proposed form and manner of settlement notice, with minor

adjustments articulated herein. A final Settlement Hearing is set for **January 9, 2026**.

BACKGROUND

I. Factual Allegations

This is a shareholder derivative action on behalf of nominal defendant RYVYL, Inc. ("RYVYL" or "the Company") against current and former RYVYL directors and officers (the "Individual Defendants,"[1] and together with RYVYL, the "Defendants"). RYVYL is a financial technology company "centered on disrupting the payments industry by offering multiple blockchain encoded payment processing solutions for individuals and businesses." ECF No. 1, at 2-3. Plaintiffs allege that the Individual Defendants failed to implement adequate internal controls to prevent materially false and misleading financial information from being published by RYVYL. ECF No. 19-1, at 10. Plaintiffs further allege that controlling RYVYL shareholders participated in a scheme to cause RYVYL to overpay for repurchases of its own stock while the stock price was artificially inflated due to the alleged false and misleading statements, resulting in alleged violations of §§ 10(b), 14(a), and 20 of the Exchange Act and violations of state law, including breach of the fiduciary duties owed to RYVYL. ECF No. 19-1, at 8-9.

II. Procedural Background

On February 1, 2023, a putative class action lawsuit titled *Cullen v. RYVYL Inc. fka GreenBox POS, Inc., et al.*, Case No. 3:23-cv-00185-GPC-AGS (the "Securities Class Action"), was filed in this Court against several defendants, including RYVYL and certain of its current and former directors and officers, alleging substantially similar facts as those alleged in this derivative litigation. ECF No. 19-1, at 9. The parties in the Securities Class Action have executed a stipulation and agreement of settlement, and the Court has granted preliminary approval of the class action settlement. *Id.* A final fairness hearing on the class action settlement is scheduled for December 19, 2025. *Id.*

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[1] The Individual Defendants are Ben Errez, Fredi Nisan, Benjamin Chung, Genevieve Baer, William Caragol, Ezra Laniado, and Dennis James. ECF No. 1, at 2.

On June 22, 2023, the first of two shareholder derivative actions—*Christy Hertel, derivatively on behalf of RYVYL Inc., f/k/a GreenBox POS v. Ben Errez et al.*, Case No. 3:23-CV-01165-GPC-SBC—was filed in this Court against RYVYL's current and former officers and directors. ECF No. 19-1, at 9-10. On August 4, 2023, the second shareholder derivative action—*Marcus Gazaway, derivatively on behalf of RYVYL Inc., f/k/a GreenBox POS v. Ben Errez et al.*, Case No. 3:23-CV-01425-LAB-BLM—was filed in this Court against the same Defendants. *Id.* at 10. Both derivative actions make the same allegations against Defendants and seek damages and contribution from Defendants, as well as actions to reform and improve corporate governance and internal procedures to ensure compliance with applicable laws. *Id.* at 11. The Defendants deny all allegations of wrongdoing or liability asserted in the shareholder derivative actions. *Id.*

On March 18, 2024, the Parties to these two derivative actions ("the Derivative Lawsuits") jointly moved to consolidate their cases. ECF No. 10. On April 2, 2024, the Court granted the Parties' joint motion and consolidated the Derivative Lawsuits under the caption *In re RYVYL Inc. Derivative Litigation*, case number 3:23-cv-01165-GPC-SBC. ECF No. 11. The Court subsequently appointed The Brown Law Firm, P.C., as lead counsel for Plaintiffs in the Derivative Lawsuits. ECF No. 15.

A complaint substantially similar to those filed in these Derivative Lawsuits was filed in Nevada on May 1, 2024. ECF No. 19-1, at 11.

On May 8, 2025, all parties reached an agreement in principle to fully resolve and settle all claims alleged in the Derivative Lawsuits, subject to approval by this Court. *Id.* All parties executed a Stipulation of Settlement on September 30, 2025, ECF No. 18, and moved for the Court's preliminary approval of the settlement on October 7, 2025. ECF No. 19.

III. Settlement Agreement

The summarized key terms of the Stipulation and Agreement of Settlement (the "Stipulation"), ECF. No. 18, are as follows:

A. Terms

RYVYL will adopt the corporate governance reforms set forth in Exhibit A of the Stipulation, ECF No. 18-1, and keep them in place for at least three years. ECF No. 18, at 15. These reforms include, but are not limited to:

1. Establishing a Risk & Disclosure Committee;
2. Expanding the Board of Directors to add an additional independent director;
3. Improving RYVYL's Related Party Transactions Policy;
4. Expanding and documenting the duties of the Company's new Vice President, Legal;
5. Enhancing RYVYL's internal controls and compliance function, the Board's oversight of stock repurchases, and RYVYL's whistleblower policy;
6. Improving the charters for the Audit Committee, Nominating Committee, and Compensation Committee; and
7. Providing for improved employee training in risk assessment and compliance.

See ECF No. 18-1, at 2-4; ECF No. 19-1, at 12-13.

B. Releases

Per the Stipulation, the Released Claims shall be finally and fully compromised, settled, and released, and the Derivative Lawsuits shall be dismissed with prejudice as against all Released Persons. ECF No. 18, at 8-9.

The "Released Claims" include all claims or causes of action including, but not limited to:

> [A]ny claims for damages, injunctive relief, interest, attorneys' fees, expert, or consulting fees, and any and all other costs, expenses, sums of money, or liabilities whatsoever, against any of the Released Persons that: (i) were asserted or could have been asserted derivatively in the Derivative Lawsuits; (ii) would have been barred by res judicata had the Derivative Lawsuits been fully litigated to final judgment; (iii) that have been, could have

> been, or could in the future be, asserted derivatively in any forum or proceeding or otherwise against any of the Released Persons that concern, are based upon, involve, or arise out of, or relate to any of the subject matters, allegations, transactions, facts, events, occurrences, disclosures, representations, statements, omissions alleged, acts, failures to act, alleged mismanagement, misconduct, concealment, alleged misrepresentations, alleged violations of local, state or federal law, sale of stock, or other matters involved, set forth, or referred to, or could have been alleged in or encompassed by, the complaints in the Derivative Lawsuits; or (iv) arise out of, relate to, or concern the defense, settlement, or resolution of the Derivative Lawsuits or the Released Claims.

ECF No. 18, at 12-13.

The Released Claims do not include claims to enforce the terms of the Stipulation nor exclusively direct claims absent RYVYL stockholders may have in an individual capacity against Defendants. *Id.* at 13.

The Released Persons include Defendants' Counsel and each of the Defendants and their respective past, present, or future heirs, trusts, trustees, estates, beneficiaries, and other entities with whom they have legally binding relationships of duties. *Id.* at 13.

Defendants also release all claims arising out of the commencement, litigation, or settlement of the Derivate Lawsuits as against Plaintiffs, Plaintiffs' Counsel, and any past, present, or future entities with whom they have legally binding relationships or duties. *Id.* at 9-10, 20-21.

C. Attorneys' Fees and Expenses

RYVYL shall pay to Plaintiffs' counsel, collectively, a total value of $200,000 in attorneys' fees and costs, which is comprised of $25,000 in cash and Settlement Shares worth $175,000 (the "Fee and Expense Amount"). ECF No. 18, at 16-17.

Plaintiffs' Counsel may also apply to the Court for service awards of up to five hundred dollars ($500.00) for each of the Plaintiffs to be paid from the Fee and Expense Amount in recognition of Plaintiffs' participation and effort in the prosecution of the Derivative Lawsuits. ECF No. 18, at 19-20. Defendants will not object to the application

for the Service Awards as Defendants will not pay any amount of the Service Awards. *Id.* at 20.

D. Notice

Per the stipulation, within ten (10) days of the Court's entry of its Preliminary Approval Order, RYVYL will: "(1) post a copy of or link to the Notice and the Stipulation (and exhibits thereto) on the Investor[2] page of the Company's website; (2) file with or furnish to the SEC the Notice and Stipulation (and exhibits thereto) as exhibits to a Form 8-K; and (3) issue a press release describing the foregoing Form 8-K and the exhibits thereto (the Notice and Stipulation) on GlobeNewswire." ECF No. 18, at 16.

The Notice and press release will link to the Investor Relations page on RYVYL's website, where the Notice and the Stipulation will be viewable through the date of the Settlement Hearing. *Id.* RYVYL will bear all costs and expenses of providing notice of the Settlement. *Id.*

LEGAL STANDARD

A derivative action may be settled only with the court's approval. Fed. R. Civ. P. 23.1(c). "In determining whether to approve the settlement of a derivative action, courts look to cases and standards under Rule 23(e) of the Federal Rules of Civil Procedure for guidance by analogy." *In re CPI Aerostructures S'holder Derivative Litig.*, No. 20-cv-2092, 2023 WL 2969279, at *3 (E.D.N.Y. Feb. 14, 2023); *see also In re OSI Sys., Inc. Derivative Litig.*, No. CV-14-2910-MWF, 2017 WL 5634607, at *1 (C.D. Cal. Jan. 24, 2017) (When reviewing a derivative action settlement for approval, "[t]he Court takes as instructive case law governing preliminary approval of class action settlements under Rule 23(e)").

"Rule 23 requires courts to employ a two-step process in evaluating a class action or derivative action settlement." *In re Wells Fargo & Co. Sharehold Derivative Litig.*, No.

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[2] Elsewhere in the Stipulation, the Parties refer to the "Investor Relations" page of RYVYL's website rather than the "Investor" page.

16-CV-05541-JST, 2019 WL 13020734, at *4 (N.D. Cal. May 14, 2019). First, the court "must make a preliminary determination that the settlement is 'fair, reasonable, and adequate'" under Rule 23(e)(2). *Id.* (quoting Fed. R. Civ. P. 23(e)(2)). "Second, if the court preliminarily approves a derivative action settlement, notice 'must be given to shareholders or members in the manner that the court orders.'" *Id.* at *4 (quoting Fed. R. Civ. P. 23.1(c)). The court then holds a hearing to "make a final determination whether the settlement is 'fair, reasonable, and adequate.'" *Id.* (quoting Fed. R. Civ. P. 23(e)(2)).

In the context of a derivative action, courts evaluate fairness, reasonableness, and adequacy by considering a range of factors, such as "the strength of the plaintiffs' case; the risk, expense, complexity, and likely duration of further litigation . . . the amount offered in settlement; the extent of discovery completed and the stage of the proceedings; [and] the experience and views of counsel[.]" *Id.* (internal quotation marks and citation omitted). When evaluating the adequacy of nonmonetary settlement provisions like corporate governance reforms, courts examine whether a company is already undertaking the provisions independently of the settlement. If the reforms proposed in the settlement were already implemented or going to be implemented by the company, then courts are more doubtful of the value of the settlement. *See In re Lyft, Inc. Derivative Litig.*, No. 20-CV-09257-HSG, 2024 WL 4505474, at *4 (N.D. Cal. Oct. 16, 2024) ("[T]he Court is skeptical that the reforms presented here are a benefit *of the settlement* rather than [the company's] own independent actions.") (emphasis in original); *In re Pinterest Derivative Litig.*, No. C 20-08331-WHA, 2022 WL 2079712, at *3 (N.D. Cal. June 9, 2022) (critical of the fact that "a fair number of the reforms were already in place as a result of the corporation's own actions addressing the [underlying action's allegations]").

Overall, the principal factor that courts consider is "the extent of the benefit to be derived from the proposed settlement by the corporation, the real party in interest." *In re Pinterest Derivative Litig.*, No. C 20-08331-WHA, 2022 WL 484961, *3 (N.D. Cal. Feb. 16, 2022) (quoting *In re Apple Computer, Inc. Derivative Litig.*, No. C 06-4128 JF (HRL), 2008 WL 4820784, at *2 (N.D. Cal. Nov. 5, 2008)). Further, courts scrutinize whether the

proposed settlement is "the product of fraud or overreaching by, or collusion between, the negotiating parties." *In re Hewlett-Packard*, No. 3:12-CV-06003-CRB, 2015 WL 1153864, at *3 (quoting *In re NVIDIA Corp. Derivative Litig.*, No. C–06–06110–SBA, 2008 WL 5382544, at *2 (N.D. Cal. Dec. 22, 2008)). *See also Lloyd v. Gupta*, No. 15-CV-04183-MEJ, 2016 WL 3951652, at *4 (N.D. Cal. July 22, 2016) (noting that courts consider whether "the settlement is the result of arm's-length negotiations in which plaintiffs' counsel has effectively represented the interest of the shareholder class" (internal quotation marks and citation omitted)).

At the preliminary approval stage, the Court need not definitively decide whether the proposed settlement survives scrutiny under these standards; instead, it need only determine whether the settlement falls "within the range of possible approval." *In re Tableware Antitrust Litig.*, 484 F. Supp. 2d 1078, 1080 (N.D. Cal. 2007) (internal quotation marks and citation omitted); *see also In re Wells Fargo & Co. Sharehold Derivative Litig.*, 2019 WL 13020734, at *4.

DISCUSSION

I. Proposed Settlement

The Court will first assess whether the terms of the Stipulation are fair, reasonable, and adequate.

A. Benefits to RYVYL

The Parties assert that the proposed settlement will benefit RYVYL because the corporate governance reforms, listed in Exhibit A of the Stipulation, ECF No. 18-1, will improve the strength of RYVYL's internal controls and overall governance, "which will provide real, substantial, and long-lasting benefits for RYVYL and its shareholders." ECF No. 19-1, at 16.

"[A] corporation may receive a 'substantial benefit' from a derivative suit, justifying an award of counsel fees, regardless of whether the benefit is pecuniary in nature." *Mills v. Elec. Auto-Lite Co.*, 396 U.S. 375, 395 (1970); *see also In re Ceradyne, Inc.*, No. SACV 06-919-JVS (PJWx), 2009 WL 10671494, at *2 (C.D. Cal. June 9, 2009) ("Non-pecuniary

benefits to the corporation have been deemed adequate consideration for the settlement of derivative suits . . . [and] can be particularly valuable when the relief is intended to prevent future harm" (internal quotation marks and citations omitted)). "Courts have recognized that corporate governance reforms . . . provide valuable benefits to public companies." *In re NVIDIA Corp. Derivative Litig.*, 2008 WL 5382544, at *3 (quoting *Cohn v. Nelson,* 375 F. Supp. 2d 844, 853 (E.D. Mo. 2005)).

Specifically, courts have held that corporate governance reforms that directly address alleged corporate misconduct are beneficial to companies in derivative action settlement approvals. *See Moore v. Verb Tech. Co., Inc.*, No. CV 19-8393-GW-MAAx, 2021 WL 11732976, at *4 (C.D. Cal. Mar. 1, 2021) (finding that "corporate governance measures that specifically address the allegations in the derivative action" substantially benefit the company by helping prevent it from making additional misleading statements about its business); *In re Taronis Techs., Inc. S'holder Derivative Litig.*, No. CV-19-04547-PHX-GMS, 2021 WL 842137 (D. Ariz. Mar. 5, 2021) (finding that corporate governance changes conferred sufficient benefit to company because they addressed compliance with public reporting requirements that the company had allegedly not complied with).

The Court agrees with the Parties that the corporate governance reforms listed in Exhibit A of the Stipulation benefit RYVYL. Though non-pecuniary, the reforms benefit RYVYL specifically because they directly address the alleged deficiencies listed in Plaintiffs' Derivative Lawsuits. For example, the reforms require the establishment of a Risk & Disclosure Committee, provide for an updated and expanded Insider Trading Policy, ensure related party transactions are fair and fully disclosed by improving and clarifying the Related Party Transactions Policy, and expand objective oversight by the Board of Directors by adding an independent director and broadening the Board's oversight of stock repurchases. ECF No. 19-1, at 15; *see generally* ECF No. 18-1. These directly tackle the Derivative Lawsuits' allegations that the Individual Defendants (1) caused RVVYL to make a series of false statements to the investing public and (2) caused RYVYL to overpay for repurchases of its own stock while the price was artificially inflated due to

the alleged false statements. *Id.*

The reforms further mandate that RYVYL establish and maintain training programs that include "coverage of risk assessment and compliance, RYVYL's Code of Ethics, Related Party Transactions Policy, Clawback Policy . . . Whistleblower Policy . . . and all other manuals or policies established by RYVYL concerning legal or ethical standards of conduct." ECF No. 18-1, at 11. These trainings will be mandatory for all directors, officers, and employees and will occur on an annual basis. *Id.* at 10. The Court finds that this proposed training program is substantial, directly addresses the alleged corporate misconduct, and would provide a considerable benefit to RYVYL.

The reforms' benefits are bolstered by the fact that RYVYL will implement and maintain the reforms for three years following the effective date of the settlement. ECF No. 19-1, at 15. This is meant to be a "sufficient time for the Reforms to become embedded in the Company's policies, practices, and corporate culture." ECF No. 19-1, at 12 n.5. The Court agrees that the multi-year implementation period would be beneficial to the company. *See Chenoy v. Lyft, Inc.*, No. 20-CV-09257-HSG, 2025 WL 948065, at *5 (N.D. Cal. Mar. 28, 2025) ("Because the Settlement Agreement fixes these reforms in place for a three-year period, the reforms may well engender some lasting trust in [the company's] safety and corporate governance, yielding financial benefits for [the company]").

The Court does note that among the listed reforms is the "expan[sion] and document[ation] of the duties" of a new Vice President Legal. ECF No. 19-1, at 7. The VP Legal has already been hired by RYVYL, and the Reforms note that the VP Legal may already be tasked with several of the responsibilities outlined therein. *See* ECF No. 18-2, at 6. Thus, this particular element of the Reforms would not persuade the court of the value of the settlement. *See, e.g.*, *In re Pinterest Derivative Litig.*, No. C 20-08331-WHA, 2022 WL 2079712, at *3 (N.D. Cal. June 9, 2022) (critical of the fact that "a fair number of the reforms were already in place as a result of the corporation's own actions addressing the [underlying action's allegations]"). However, additional Reforms are sufficiently novel and beneficial to RYVYL that, overall, the Court finds that the Settlement is in the best

interest of RYVYL.

B. Non-Collusive, Arm's-Length Negotiations

The Parties assert that the settlement is fair because it "was negotiated between experienced and competent counsel possessing a firm understanding of the strengths and weaknesses of the claims and defenses in the Derivative Lawsuits, is the product of significant give-and-take by the Parties, and was reached after extensive negotiations between the Parties and their respective counsel." ECF No. 19-1, at 18.

Courts must ensure that a settlement agreement "is not the product of fraud or overreaching by, or collusion between, the negotiating parties." *Officers for Just. v. Civ. Serv. Comm'n of City & Cnty. of San Francisco*, 688 F.2d 615, 625 (9th Cir. 1982). An agreement reached in good faith after well-informed, arms-length negotiation is "entitled to a presumption of fairness." *In re Am. Apparel, Inc. S'holder Litig.*, No. CV 10–06352 MMM (JCGX), 2014 WL 10212865, at *8 (C.D. Cal. July 28, 2014); *see also Rodriguez v. W. Publ'g Corp.*, 563 F.3d 948, 965 (9th Cir. 2009) ("We put a good deal of stock in the product of an arms-length, non-collusive, negotiated resolution.")

The Court finds the Parties' settlement negotiation process to be fair. Parties were represented by counsel who understood the strengths and weaknesses of the claims and defenses in the Derivative Matters. ECF No. 19-1, at 18. Indeed, Plaintiffs' counsel conducted extensive investigation and analysis of the underlying facts, including, among other things, (1) reviewing and analyzing all RYVYL press releases, public statements, and SEC filings; (2) reviewing and analyzing securities analysts' reports about RYVYL; (3) reviewing and analyzing the pleadings in the Securities Class Action; (4) researching the applicable law with respect to the claims alleged and the potential defenses; (5) researching RYVYL's corporate governance structure; and (6) preparing multiple versions of comprehensive written settlement demands. ECF No. 18, at 7. The settlement negotiations also occurred over the course of several months. ECF No. 18, at 6.

The Court also finds the Parties' negotiations to be non-collusive. Plaintiffs' and Defendants' counsel negotiated over a prolonged period, and only after the Parties reached

an agreement in principle on the material terms of the settlement did the Parties engage in separate arm's-length negotiations regarding attorneys' fees. ECF No. 18, at 6, ECF No. 19-1, at 18. This favors a finding of no collusion. *See Moore v. Verb Tech. Co., Inc.*, 2021 WL 11732976, at *5 (finding "no signs of collusion" because "[t]he parties did not begin to negotiate the attorneys' fees and expenses to be paid to Plaintiff's Counsel until after they reached an agreement on the [corporate governance reforms].").

C. Risks and Costs of Further Litigation

The Parties assert that the settlement eliminates the risks and costs of ongoing litigation and allows RYVYL to dedicate its time and resources to strengthening the Company's internal controls and operations. ECF No. 19-1, at 17-18.

"To determine whether the proposed settlement is fair, reasonable, and adequate, the Court must balance the continuing risks of litigation (including the strengths and weaknesses of the Plaintiffs' case), with the benefits afforded . . . and the immediacy and certainty of a substantial recovery." *Velazquez v. Int'l Marine & Indus. Applicators, LLC*, No. 16CV494-MMA (NLS), 2018 WL 828199, at *4 (S.D. Cal. Feb. 9, 2018). Further, "[c]ourts agree that derivative actions are particularly complex and 'rarely successful.'" *Arnaud van der Gracht de Rommerswael on Behalf of Puma Biotechnology, Inc. v. Auerbach*, No. SACV1800236AGJCGX, 2019 WL 7753447, at *4 (C.D. Cal. Jan. 7, 2019) (quoting *In re Pac. Enters. Sec. Litig.*, 47 F.3d 373, 378 (9th Cir. 1995)). "The doctrine of demand futility, the business judgment rule, and the generally uncertain prospect of establishing a breach of fiduciary duties combine to make shareholder derivative suits an infamously uphill battle for plaintiffs." *In re Fab Universal Corp. S'holder Derivative Litig.*, 148 F. Supp. 3d 277, 281–82 (S.D.N.Y. 2015).

Regardless of their merit, Plaintiffs' claims would be difficult and costly to sustain if this litigation were to proceed. "From the outset, Plaintiffs faced risks that the Derivative Lawsuits might not have withstood challenges at the pleading stage, especially given Rule 23.1's heightened standards for pleading demand futility and demand refusal." ECF No. 19-1, at 16. Further, the Parties agree that, if Plaintiffs succeeded at the pleading stage, they

"would have faced the high costs associated with lengthy and complex litigation, including voluminous discovery and depositions." *Id.* at 17; *see also Auerbach*, 2019 WL 7753447, at *4 (approving derivative action settlement in part by noting the potential cost of discovery where biotech drug company was sued over allegedly false and misleading statements about drug product's safety and efficacy). These high risks and costs contrast with the settlement's certainty and immediacy. In short, "[a] number of risks are posed by continued litigation, while settlement assures broad corporate reform." *In re Fab Universal Corp. S'holder Derivative Litig.*, 148 F. Supp. 3d at 282.

Given the settlement's benefits to RYVYL, the Parties' non-collusive negotiation, and the uncertainty and potentially high cost of further litigation, the Court finds the settlement to be sufficiently fair, reasonable, and adequate, and preliminarily approves it at this stage.

II. Proposed Form and Method of Notice to Shareholders

The Parties assert that the proposed form and method of notice of settlement to RYVYL shareholders should be approved because it apprises current RYVYL shareholders of the pendency and settlement of the Derivative Lawsuits and gives them an opportunity to object to the settlement. ECF No. 19-1, at 19-21. The Parties also argue that their proposed manner of notice has been broadly accepted by courts in this Circuit in addressing shareholder derivative actions. *Id.* at 20-21.

Notice of a proposed settlement must be given to shareholders in the manner that the Court orders. Fed. R. Civ. P. 23.1(c). Notice to shareholders "must be 'reasonably calculated, under all the circumstances, to apprise interested parties of the pendency of the action and afford them an opportunity to present their objections.'" *Lloyd*, 2016 WL 3951652, at *6 (quoting *Mullane v. Cent. Hanover Bank & Tr. Co.*, 339 U.S. 306, 314 (1950)). In determining whether the proposed notice method is adequate, "the Court considers whether such notice would be sufficient to reach the majority of interested stockholders." *Bushansky v. Armacost*, No. 12–CV–01597–JST, 2014 WL 2905143, at *6 (N.D. Cal. June 25, 2014) (citing 7C Wright & Miller's Federal Practice & Procedure

§ 1839 (3d. ed.)).

Further, "courts evaluate whether the notice is the best notice practicable under the circumstances and comports with due process requirements." *In re Galena Biopharma, Inc. Derivative Litig.*, No. 3:14-CV-382-SI, 2016 WL 10843665, at *1 (D. Or. Jan. 28, 2016) (internal quotation marks and citation omitted). What constitutes the best notice that is practicable under the circumstances is measured by a standard of "reasonableness." *Low v. Trump Univ., LLC*, 881 F.3d 1111, 1117 (9th Cir. 2018). The best type of notice "depends upon the information available to the parties about [the persons to be noticed]." *Hilsley v. Ocean Spray Cranberries, Inc.*, No. 17CV2335-GPC(MDD), 2019 WL 718807, at *1 (S.D. Cal. Feb. 5, 2019) (quoting *Bruno v. Quten Research Inst., LLC.*, No. SACV 1100173DOXEX, 2012 WL 12886843, at *3 (C.D. Cal. July 16, 2012)). In the context of class actions, recent amendments to Rule 23(c)(2) clarify that the "best notice" practicable under the circumstances may include "electronic means, or other appropriate means," depending on the type of class and its composition. Fed. R. Civ. P. 23(c)(2), committee note (2018 amendment).

A. Form of Notice

The Court finds that the form of the proposed Notice of Pendency and Proposed Settlement of Stockholder Derivative Lawsuits (the "Notice"), attached as Exhibit C to the Stipulation, ECF No. 18-3, is adequate. The proposed Notice describes the purpose of the notice, the history of the Parties' negotiations and present litigation, the amount of attorneys' fees and expenses, and the reasons for and benefits of the settlement. *See generally* ECF No. 18-3. It also directs readers to RYVYL's website to review the full Stipulation and its exhibits. ECF No. 18-3, at 4.

The proposed Notice will also include the date of the final Settlement Hearing and describes RYVYL shareholders' right to attend this hearing and object to the settlement and the request for attorneys' fees and expenses and service awards, along with the process for making timely objections. *Id.* at 5-6. Shareholders must object in writing and include in their written objection certain identifying information. *Id.* The shareholders must file

any objection with the Court no later than twenty-one calendar days prior to the Settlement Hearing. *Id.* at 5. The shareholders must also send their objection to Plaintiffs' Counsel and Defendants' Counsel. *Id.* at 5-7.

The Court finds that the Notice adequately apprises RYVYL shareholders of the pending status of this litigation, describes the Stipulation's terms and conditions, and explains the objection process.

However, due to the Parties' request that the final settlement hearing occur within 60 days, to ensure that shareholders have a meaningful opportunity to object, the Court will extend shareholders' time to object until fourteen (14) days prior to the Settlement Hearing. The Parties are **ORDERED** to adjust the Notice to reflect this change.

B. Method of Notice

The Court now considers the proposed method of notice. Per the Stipulation, within ten days of preliminary approval of the settlement, RYVYL will (1) post a copy of or link to the Notice, ECF No. 18-3, and the Stipulation and Agreement of Settlement (with its exhibits) (the "Stipulation"), ECF No. 18, on the Investor Relations page of RYVYL's website; (2) file the Notice and Stipulation (with its exhibits) with the U.S. Securities and Exchange Commission (the "SEC") as exhibits to a Form 8-K, and (3) issue a press release describing the Form 8-K, the Notice, and the Stipulation on GlobeNewswire. ECF No. 19-1, at 20. The notice and press release will both include a link to the Investor Relations page on RYVYL's website where the Notice and Stipulation will be posted and available. *Id.* RYVYL will be solely responsible for paying all the costs of disseminating the notices of the settlement. ECF No. 18, at 16.

These three notice methods will likely inform a majority of RYVYL's shareholders. Further, courts have approved similar settlement notice procedures in other derivative action cases. *See In re ImmunityBio, Inc. S'holder Derivative Litig.*, No. 3:24-CV-02014-GPC-VET, 2025 WL 2147066, at *3 (S.D. Cal. July 29, 2025) (approving notice procedure of providing notice on defendant company's website, in *Investors Business Daily*, and to the SEC as part of an 8-K); *In re Hewlett-Packard Co. S'holder Derivative Litig.*, 716 F.

App'x 603, 608 (9th Cir. 2017) (approving notice procedure of posting notice on defendant company's website, in *Investor's Business Daily*, and in major newspapers and filing notice with the SEC as part of an 8-K); *In re Rambus Inc. Derivative Litig.*, 2009 WL 166689, at *2 (N.D. Cal. Jan. 20, 2009) (approving notice procedure of posting notice on defendant company's website and in Business Wire and filing notice with the SEC as part of an 8-K).

Thus, under recent Rule 23(c) amendments, which permit more cost-efficient notice methods including "electronic means, or other appropriate means," the Court finds the Parties' proposed methods of notice adequate.

However, as above, the Court again revises the Parties' proposed timeline to ensure that shareholders have a meaningful opportunity to object. The Court will shorten the Parties' time to provide Notice from within ten (10) days to within seven (7) days of this Order.

III. Shareholders' Counsel's Fees and Service Awards

RYVYL has agreed to pay Plaintiffs' Counsel a total value of $200,000, which is comprised of $25,000 in cash and $175,000 in Settlement Shares (together, the "Fee and Expense Amount"). ECF No. 18, at 16-17. The Parties have also agreed that Plaintiffs' Counsel may apply to the Court for service awards of up to five hundred dollars ($500.00) for each Plaintiff to be paid from the Fee and Expense Amount in recognition of Plaintiffs' participation and effort in the prosecution of the Derivative Lawsuits. *Id.* at 19-20.

A. Shareholders' Counsel's Fees

Plaintiffs may be awarded attorneys' fees in derivative suits if the resolution of the claim confers a "substantial benefit" on the corporation. *See Mills v. Elec. Auto-Lite Co.*, 396 U.S. 375, 393-95 (1970). "Courts have consistently approved attorneys' fees and expenses in shareholder actions where the plaintiffs' efforts resulted in corporate governance reforms but no monetary relief." *In re Taronis Techs., Inc. S'holder Derivative Litig.*, No. CV-19-04547-PHX-GMS, 2021 WL 842137, at *3 (D. Ariz. Mar. 5, 2021) (citing *In re Rambus Inc. Derivative Litig.*, No. C 06-3513 JF (HRL), 2009 WL 166689, at *3 (N.D. Cal. Jan. 20, 2009)).

In determining the appropriate measure of attorney's fees, the court must exercise its discretion to achieve a "reasonable result." *In re Bluetooth Headset Prods. Liab. Litig.*, 654 F.3d 935, 942 (9th Cir. 2011). The lodestar method of awarding attorneys' fees "is especially appropriate in class actions 'where the relief sought—and obtained—is . . . primarily injunctive.'" *Kim v. Allison*, 8 F.4th 1170, 1181 (9th Cir. 2021) (alteration in original) (quoting *In re Bluetooth Headset Prods. Liab.*, 654 F.3d 935, 941 (9th Cir. 2011)); *see also Osher v. SCA Realty I, Inc.*, 945 F. Supp. 298, 307 (D.D.C. 1996) ("Courts generally regard the lodestar method, which uses the number of hours reasonably expended, as the best approach in cases where the nature of the settlement evades the precise evaluation needed for the percentage of recovery method." (internal quotation marks and citation omitted)). The lodestar amount is determined by multiplying the number of hours reasonably spent on the litigation by a reasonable hourly rate. *McCown v. City of Fontana*, 565 F.3d 1097, 1102 (9th Cir. 2009).

Here, Plaintiffs' Counsel has not provided the Court with any information regarding the hours spent on this litigation, nor their hourly rate. Thus, the Court is unable to assess how the agreed upon Fee and Expense Amount—$200,000—compares to the lodestar amount. However, "the Court need not—and does not—decide the issue of attorneys' fees now. Preliminary approval of the settlement is not an endorsement or pre-approval of any future fee request, which will be considered at the final fairness hearing." *In re Lyft, Inc. Derivative Litig.*, No. 20-CV-09257-HSG, 2024 WL 4505474, at *7 (N.D. Cal. Oct. 16, 2024). For now, the Court finds that the proposed attorneys' fees do not bar its preliminary approval of the settlement.

B. Shareholders' Service Awards

The court now considers the proposed service awards, also known as incentive awards. "Incentive awards are payments to class representatives for their service to the class in bringing the lawsuit." *Radcliffe v. Experian Info. Sols. Inc.*, 715 F.3d 1157, 1163 (9th Cir. 2013). These awards generally do not render a settlement inequitable. *See Staton v. Boeing Co.*, 327 F.3d 938, 977 (9th Cir. 2003). In the class action setting, incentive

awards are "fairly typical" and "are intended to compensate class representatives for work done on behalf of the class, to make up for financial or reputational risk undertaken in bringing the action." *Rodriguez v. W. Pub. Corp.*, 563 F.3d 948, 958-59 (9th Cir. 2009). Derivative plaintiffs may likewise merit compensation "for work done on behalf of the [shareholders]." *In re Wells Fargo & Co. Sharehold Derivative Litig.*, No. 16-CV-05541-JST, 2019 WL 13020734, at *8 (N.D. Cal. May 14, 2019) (quoting *Rodriguez v. W. Publ'g Corp.*, 563 F.3d 948, 958-59 (9th Cir. 2009)).

Here, each Plaintiff filed a separate derivative action which was then consolidated into the present litigation. ECF No. 19-1, at 11. As such, the shareholder Plaintiffs have expended their energies to advance the present litigation and can be compensated for their service with the proposed service awards. Further, the proposed amount of $500 appears reasonable because it falls within the range of service awards that courts have preliminarily approved in other derivative action settlements. *See, e.g.*, *In re Immunitybio, Inc. S'holder Derivative Litig.*, No. 3:24-CV-02014-GPC-VET, 2025 WL 2147066, at *11 (S.D. Cal. July 29, 2025) (granting motion for preliminary approval of derivative settlement agreement containing $2,500 proposed service award); *Moore v. Verb Tech. Co., Inc.*, No. CV 19-8393-GW-MAAx, 2021 WL 11732976, at *3 (C.D. Cal. Mar. 1, 2021) (granting motion for preliminary approval of derivative settlement agreement containing $1,000 proposed service award).

As with attorneys' fees, the Court does not need to decide the issue of service awards at this preliminary approval stage. *See In re Lyft, Inc. Derivative Litig.*, 2024 WL 4505474, at *6. Nevertheless, because the incentive awards are not per se unreasonable, the Court concludes that the current service award provision should not bar preliminary approval of the settlement.

IV. Schedule of Events

The Court will set the final settlement date to be **<u>January 9, 2026</u>**. The schedule will be as follows. The Court urges the Parties to note that it has slightly revised the timeline proposed by the Parties to ensure that shareholders have an adequate time to object to the

Settlement.

- The Parties shall issue Notice as described in this order and the stipulation by **November 21, 2025,** and shall file an affidavit or declaration to the Court regarding the filing, publishing, and posting of Notice by **December 4, 2025**.
- The Parties shall file a Joint Motion for final approval of the settlement by **December 12, 2025.**
- The deadline for shareholders to object is therefore **December 26, 2025**. This would provide shareholders five weeks to object (assuming they are provided notice within seven days after the preliminary approval hearing). This length of time has been deemed sufficient time to object by the Ninth Circuit. *In re Hewlett-Packard Co. S'holder Derivative Litig.*, 716 F. App'x at 609 (noting that it has approved windows of time to object as short as 31 days) (citing *Torrisi v. Tucson Elec. Power Co.*, 8 F.3d 1370, 1375 (9th Cir. 1993)). The Parties shall file responses to any objections to the Settlement or in further support of final approval by **January 2, 2026.**

CONCLUSION

IT IS HEREBY ORDERED as follows:

1. The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the terms of the Settlement set forth therein.

2. The Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

3. A hearing (the "Settlement Hearing") shall be held on **January 9, 2026,** at 1:30 p.m., in Courtroom 12A at the United States District Court for the Southern District of California to determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally

released; (iv) whether the agreed-to Fee and Expense Amount should be approved; (v) whether the Settlement Shares should be exempted from registration pursuant to Section 3(a)(10) of the Securities Act of 1933; (vi) whether Service Awards payable from the Fee and Expense Amount to the Plaintiffs should be approved; and (vi) such other matters as the Court may deem appropriate.

4. With the modification regarding the due date for shareholders' objections, the Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the circumstances and fully complies with Rule 23.1 of the Federal Rules of Civil Procedure and due process. The Parties are **ORDERED** to modify the Notice of Pendency and Proposed Settlement to reflect that shareholders have until fourteen (14), not twenty-one (21), days prior to the Settlement Hearing to object.

5. No later than seven (7) days after the entry of this Preliminary Approval Order (the "Notice Date"), RYVYL shall: (i) post the Notice and the Stipulation (and exhibits thereto) on the Investor Relations page of RYVYL's website, https://investors.RYVYL.com/, and maintain the documents there until after the Settlement Hearing; (ii) publish the press release on GlobeNewswire with a link to the Company's Investor Relations webpage where the Notice and Stipulation (and exhibits thereto) will be posted and available; and (iii) file with the U.S. Securities and Exchange Commission (the "SEC") the Notice and Stipulation (and exhibits thereto) as exhibits to a Current Report on Form 8-K.

6. All costs incurred in the filing, posting, and publication of the Notice of the Settlement shall be paid by RYVYL, and RYVYL shall undertake all administrative responsibility for the filing, posting, and publication of the Notice of Settlement.

7. Within twenty (20) days after the entry of this Preliminary Approval Order, Defendants' Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing, publishing, and posting the notice of the Settlement.

8. All Current RYVYL Stockholders shall be subject to and bound by the provisions of the Stipulation and the releases contained therein, and by all orders, determinations, and judgments in the Derivative Lawsuits concerning the Settlement, whether favorable or unfavorable to Current RYVYL Stockholders.

9. Pending final determination of whether the Settlement should be approved, Plaintiffs and RYVYL stockholders shall not commence, institute, or prosecute against any of the Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims.

10. Any stockholder of RYVYL common stock may appear and show cause, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered hereon, or the Fee and Expense Amount or Service Awards should not be awarded. However, no RYVYL stockholder shall be heard or entitled to contest the approval of the Settlement, or, if approved, the Judgment to be entered thereon, unless that RYVYL stockholder has caused to be filed, and served on counsel as noted below: (i) a written notice of objection with the case name and number (*In re RYVYL Inc. Derivative Litigation*, Lead Case No. 3:23-CV-01165-GPC-SBC (S.D. Cal.); (ii) the Person's name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of RYVYL common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony.

11. At least fourteen (14) days prior to the Settlement Hearing set for **January 9, 2026**, any such person must file the written objection(s) and corresponding materials with the Clerk of the Court, United States District Court for the Southern District of California, United States Courthouse, 333 W. Broadway, Courtroom 12A, San Diego, California 92101, and serve such materials by that date, on each of the following Parties' counsel:

Lead Counsel for Plaintiffs
THE BROWN LAW FIRM, P.C.
Timothy Brown
767 Third Avenue, Suite 2501
New York, NY 10017
tbrown@thebrownlawfirm.net

Counsel for Defendants:
MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
Sean T. Prosser
3580 Carmel Mountain Road, Suite 300
San Diego, CA 92130
Telephone: (858) 314-2152
stprosser@mintz.com

12. Only stockholders who have filed with the Court and sent to the Parties' counsel valid and timely written notices of objection and notices of appearance will be entitled to be heard at the hearing unless the Court orders otherwise.

13. Any person or entity who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and to the Fee and Expense Amount and Service Awards, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered and the releases to be given as set forth in the Stipulation.

14. The Parties shall file and serve a motion for final approval of the Settlement at least twenty-eight (28) days prior to the Settlement Hearing. If there is any objection to

the Settlement, the deadline for filings in response to the objection(s) is seven (7) days prior to the Settlement Hearing.

15. All proceedings in this Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.

16. This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to RYVYL stockholders.

17. Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

18. The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to Current RYVYL Stockholders and reserves the right to hold the Settlement Hearing telephonically or by videoconference without further notice to Current RYVYL Stockholders. Any Current RYVYL Stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court's calendar and/or the Investor Relations page of RYVYL's website for any change in the date, time, or format of the Settlement Hearing.

19. The Court retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement.

IT IS SO ORDERED.

Dated: November 14, 2025

Hon. Gonzalo P. Curiel
United States District Judge